SECURITY AGREEMENT
THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of October 14, 2020 among Workhorse Group Inc., a Nevada corporation (the “Company”) and each of its Subsidiaries signatory hereto (together with any other entity that may become a party hereto as provided herein, collectively without differentiation, and each individually, a “Grantor”), and U.S. Bank National Association, in its capacity as collateral agent for the benefit of the Holders (as defined below) (together with its successors and assigns in such capacity, the “Secured Party”). The obligations of each Grantor hereunder are joint and several.
W I T N E S S E T H:
WHEREAS, the Company, as issuer, and each of the other Grantors party hereto from time to time as Guarantors, have entered into that certain Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), with U.S. Bank National Association, as trustee, the Secured Party and each other party thereto, pursuant to which, among other things, the Grantor will issue, subject to the terms set forth therein, the Notes (as defined in the Indenture);
AND WHEREAS, it is a condition precedent to the closing under the Indenture that the Grantor shall have executed and delivered this Agreement to the Secured Party for its benefit and the benefit of the Holders.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions. Capitalized terms used herein without definition and defined in the Indenture are used herein as defined therein. In addition, as used herein:
“Account” means any “account”, as such term is defined in the UCC.
“Agreement” has the meaning set forth in the preamble hereof.
“Applicable Law” means, in relation to any subject, all provisions applicable to that subject of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Entity, (ii) authorizations, consents, approvals, permits or licenses issued by, or a registration or filing with, any Governmental Entity and (iii) orders, decisions, judgments, awards and decrees of any Governmental Entity (including common law and principles of public policy).
“Certus” means Certus Unmanned Aerial Systems LLC, a Delaware limited liability company owned 50% by the Company and 50% by Moog Inc.

“Chattel Paper” means all “chattel paper”, as such term is defined in the UCC, including, without limitation, “electronic chattel paper” and “tangible chattel paper”, as each term is defined in the UCC.
“Collateral” has the meaning ascribed thereto in Section 3 hereof.
“Collateral Records” means all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
“Commercial Tort Claims” means “commercial tort claims”, as such term is defined in the UCC, including, without limitation, all commercial tort claims listed on Schedule VIII hereto.
“Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
“Control Agreement” has the meaning set forth in Section 4.5 hereof.
“Copyrights” means all copyrights and rights, title and interests (and all related IP Ancillary Rights) in copyrights, works protectable by copyrights, mask works, database and design rights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and copyright applications listed on Schedule III attached hereto (if any), all Copyrights (as defined in the Indenture), and all renewals of any of the foregoing.
“Deposit Accounts” means all “deposit accounts”, as such term is defined in the UCC, now or hereafter held in the name of the Grantor, including the LMC Blocked Account.
“Documents” means all “documents”, as such term is defined in the UCC, and shall include, without limitation, all documents of title (as defined in the UCC), bills of lading or other receipts evidencing or representing Inventory or Equipment.
“Equipment” means (i) all “equipment”, as such term is defined in the UCC and, in any event, shall include, Motor Vehicles, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC); and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.
“Excluded Accounts” means any accounts maintained by the Grantor exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Grantor’s employees; provided amounts therein are transferred into such accounts no earlier than two Business Days prior to the use of all amounts contained therein for making such payments.
“Excluded Collateral” has the meaning set forth in Section 2.1(a) hereof.
“GAAP” has the meaning set forth in the Indenture.
“General Intangibles” means all “general intangibles”, as such term is defined in the UCC, and, in any event, shall include, without limitation, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs and other Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC.
“Goods” means all “goods”, as such term is defined in the UCC, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the UCC.
“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.
“Grantor” has the meaning set forth in the preamble hereof.
“Holders” means, collectively, each Holder under and as defined in any Note.

“Indenture” has the meaning set forth in the recitals hereof.
“Instruments” means all “instruments”, as such term is defined in the UCC, and shall include, without limitation, promissory notes, drafts, bills of exchange and trade acceptances.
“Insurance” means (i) all insurance policies covering any or all of the Collateral (regardless of whether the Secured Party is the loss payee thereof) and (ii) all key man life insurance policies (if any).
“Intellectual Property” means all rights, title and interests in intellectual property arising under any Applicable Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets, industrial designs, integrated circuit topographies, confidential proprietary information and rights under Intellectual Property Licenses.
“Intellectual Property Licenses” means any written agreement, including all contractual obligations (and all related IP Ancillary Rights), granting any right, title and interest in any Intellectual Property, including software license agreements, whether the Grantor is a licensee or licensor under any such license agreement, and including, without limitation, the license agreements listed on Schedule IV attached hereto and all Copyright Licenses, Patent Licenses and Trademark Licenses (each as defined in the Indenture).
“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Applicable Law in Internet domain names.
“IP Ancillary Rights” means, with respect to an item of Intellectual Property all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.
“Inventory” means (i) any “inventory”, as such term is defined in the UCC, and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, goods and materials in transit and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in the Grantor’s business; consigned goods, all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by the Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Property” means all “investment property”, as such term is defined in the UCC and shall include any LMC Blocked Account that is a securities account or otherwise constitutes investment property.
“Letter-of-Credit Right” means any “letter-of-credit right”, as such term is defined in the UCC.
“LMC” means Lordstown Motor Corp., a Delaware corporation.
“LMC Blocked Account” means an escrow established at Secured Party that includes control provisions in favor the Secured Party as Collateral Agent that immediately prohibits any withdrawal from such account except upon the written instruction of the Collateral Agent.
“LMC Deposit” means the net proceeds of the sale of the Notes pursuant to the Indenture in the approximate amount of $195,000,000 in immediately available United States Dollars deposited into the LMC Blocked Account on the Issue Date.
“LMC Investment” means all equity interests issued by LMC to Company and held by the Company or any subsidiary thereof on the Issue Date, and any equity interests or other investment property that LMC or any successor thereto issues to Company or any subsidiary thereof on account of the equity interests in LMC held by the Company or any subsidiary thereof on the Issue Date (including, without limitation, common stock of Diamond Peak Holdings Corp. to be issued upon the closing of the merger under the LMC Merger Agreement), and the proceeds and profits of any of the foregoing.
“LMC Merger Agreement” means Agreement and Plan of Merger, dated as of August 1, 2020 entered into by and among Diamond Peak Holdings Corp., a Delaware corporation, DPL Merger Sub Corp., a Delaware corporation, and LMC.
“LMC SPV” means Workhorse Holdings LLC, a newly formed wholly owned Delaware limited liability company subsidiary of the Company that is subject to typical non-consolidation and two independent director /bankruptcy remote provisions in its limited liability company agreement that is formed solely for the purpose of holding the LMC Investment free and clear of liens (other than restrictions under the Amended and Restated Registration Rights and Lockup Agreement among Company, DiamondPeak Holdings Corp. and others dated August 1, 2020, and/or the Subscription Agreement between the Company and LMC dated November 7, 2019) until the six month anniversary of its receipt of publicly registered shares of LMC or any successor thereto, and thereafter subject only to the lien of this Agreement. Antara Capital, L.P. shall designate one independent director and the second independent director shall be an employee of a national corporate service company. The LMC SPV shall be a Guarantor and execute the Indenture on the Issue Date.
“Mortgage” means any mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or other document,

creating in favor of the Secured Party a Lien on real property owned, leased, subleased or otherwise occupied by the Grantor.
“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.
“Note Documents” means the Indenture, the Notes, the Security Documents and all other documents, certificates, instruments and agreements delivered in connection with the foregoing, all as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“NPA” means the Note Purchase Agreement dated as of October [12], 2020 entered into by and among the Grantors, on the one hand, and Antara Capital, LP and the other Buyers party thereto, on the other hand.
“Obligations” means all liabilities, indebtedness and obligations (including interest accrued at the rate provided in the applicable Note Document after the commencement of a bankruptcy proceeding, whether or not a claim for such interest is allowed) of the Grantor under the Notes, any Security Document or any other Note Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.
“Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule V attached hereto (if any), all Patents (as defined in the Indenture), and all IP Ancillary Rights in respect of any of the foregoing.
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity.
“Pledge Supplement” has the meaning set forth in Section 4.1(j) hereof.
“Pledged Collateral” means (a) all of the Pledged Interests, (b) the certificates, if any, representing the Pledged Interests and any interest of the Grantor on the books and records of any Pledged Entity pertaining to such Pledged Interests and (c) all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Interests
“Pledged Entities” means each Grantor other than the Company, other the corporations, limited liability companies and other entities set forth on Exhibit A and each other corporation, limited liability company or other entity, the stock or other equity interests and securities of which are owned or acquired by the Grantor and described on a Pledge Supplement.

“Pledged Interests” means all of the capital stock, limited liability company interests and other equity interests and securities of the Pledged Entities or any other entity now owned or hereafter acquired by the Grantor.
“Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral or Excluded Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral or any Excluded Collateral by any Governmental Entity (or any person acting under color of a Governmental Entity), and (c) any and all other amounts or non-cash consideration from time to time paid or payable under, received, exchanged, redeemed or otherwise delivered in respect of or in connection with, on account of, or in exchange for, any of the Collateral or any Excluded Collateral.
“Receivables” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Property, together with all of the Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.
“Receivables Records” means (i) all originals or copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables; (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Grantor or any computer bureau or agent from time to time acting for the Grantor or otherwise; (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers; and (iv) all other written or non-written forms of information related in any way to the foregoing or any Receivable.
“Record” has the meaning specified in the UCC.
“Representative” means any Person acting as agent, representative or trustee on behalf of the Secured Party from time to time.
“Security Documents” means this Agreement, the Control Agreements, the Mortgages, and each other agreement or instrument pursuant to or in connection with which the Grantor grants a security interest in any Collateral to the Secured Party, for its benefit and the benefit of the Holders, or pursuant to which any such security interest in Collateral is perfected, each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Securities Accounts” means all “securities accounts”, as such term is defined in the UCC, now or hereafter held in the name of the Grantor.
“Secured Party” has the meaning set forth in the preamble hereof.
“Software” means all “software”, as such term is defined in the UCC, now owned or hereafter acquired by the Grantor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.
“Supporting Obligation” means any “supporting obligation”, as such term is defined in the UCC.
“the Grantor” means each Grantor, any Grantor and/or, the Grantors, as the context may require, and applies equally and without distinction to the Company and each of the other Grantors from time to time party to this Agreement.
“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Applicable Law in or relating to trade secrets, proprietary processes or know-how.
“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Applicable Law in any trademarks, trade names, internet domain names, URLs, all websites, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, all goodwill associated therewith, all registrations and recordings thereof and all applications in connection therewith, including, without limitation, the trademarks, trademark applications, internet domain names and URLs listed in Schedule VI attached hereto (if any) and renewals thereof, all Trademarks (as defined in the Indenture).
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern.
Section 2.Representations, Warranties and Covenants of the Grantor. The Grantor represents and warrants to, and covenants with, the Secured Party as follows:
(a)The Grantor has rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to the Grantor acquiring the same) and no Lien other than (x) with respect to the Collateral other than the Pledged Collateral, Permitted Liens, and (y) with respect to the

Pledged Collateral, the Permitted Liens described in clause (A) or (N) of the definition thereof, in either case, exists or will exist upon such Collateral at any time.
(b)This Agreement is the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought.
(c)This Agreement is effective to create in favor of the Secured Party a valid security interest in and Lien upon all of the Grantor’s right, title and interest in and to the Collateral, and upon (i) the filing of appropriate UCC financing statements in the jurisdictions listed on Schedule I attached hereto, (ii) each Deposit Account being subject to a Control Agreement (as hereinafter defined) among the Grantor, depository institution and the Secured Party on behalf of the Holders, (iii) filings in the United States Patent and Trademark Office or United States Copyright Office with respect to Collateral that is Patents, Trademarks or Copyrights, as the case may be, (iv) the filing of the Mortgages in the jurisdictions listed on Schedule I hereto, (v) the delivery to the Secured Party of the Pledged Collateral together with assignments in blank, (vi) the security interest created hereby being noted on each certificate of title evidencing the ownership of any Motor Vehicle in accordance with Section 4.1(d) hereof, (vii) delivery to the Secured Party or its Representative of Instruments duly endorsed by the Grantor or accompanied by appropriate instruments of transfer duly executed by the Grantor with respect to Instruments not constituting Chattel Paper and (viii) the consent of the issuer and any confirmer of any letter of credit to an assignment to the Secured Party of the proceeds of any drawing thereunder, such security interest will be a duly perfected first priority security interest (subject only to Permitted Liens) in all of the Collateral. No consent, approval or authorization of or designation or filing with any Governmental Entity on the part of the Grantor is required in connection with the pledge and security interest granted under this Agreement (other than (x) any consent or approval which has been obtained and is in full force and effect and (y) the filings described in clauses (c)(i), (iii) and (iv) above).
(d)The execution, delivery and performance of this Agreement will not violate (i) any material provision of any Applicable Law, (ii) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, which are applicable the Grantor, (iii) the articles or certificate of incorporation, certificate of formation, bylaws or any other similar organizational documents of the Grantor or any Pledged Entity or of any securities issued by the Grantor or any Pledged Entity, (iv) any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Grantor or any Pledged Entity is a party or which is binding upon the Grantor or any Pledged Entity or upon any of the assets of the Grantor or any Pledged Entity, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Grantor or any Pledged Entity, except as otherwise contemplated by this Agreement.

(e)All of the Equipment, Inventory and Goods with a value in excess of $50,000 individually or in the aggregate owned by the Grantor is located at the places as specified on Schedule I attached hereto other than locations where such Equipment, Inventory and Goods is temporarily located for maintenance or repair and locations in transit. Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee. Schedule I discloses the Grantor’s name as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of the Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by the Grantor’s state of incorporation, formation or organization (or a statement that no such number has been issued), the Grantor’s state or province, as applicable, of incorporation, formation or organization and the chief place of business, chief executive office and the office where the Grantor keeps its books and records and the states in which the Grantor conducts its business. The Grantor has only one state or province, as applicable, of incorporation, formation or organization. The Grantor does not do business and has not done business during the past five years under any trade name or fictitious business name, and has not changed its jurisdiction of incorporation, formation or organization or its corporate structure in any way, except as disclosed on Schedule II attached hereto.
(f)To the Grantor’s knowledge, no Copyrights, Patents, Intellectual Property Licenses or Trademarks listed on Schedules III, IV, V and VI attached hereto, respectively, if any, have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently subsisting. To the Grantor’s knowledge, each of such Copyrights, Patents, Intellectual Property Licenses and Trademarks (if any) is valid and enforceable. To the Grantor’s knowledge and as of the date hereof, the Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Copyrights, Patents, Intellectual Property Licenses and Trademarks, identified on Schedules III, IV, V and VI, as applicable, as being owned by the Grantor, free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by the Grantor not to sue third persons, other than Permitted Liens and Permitted Intellectual Property Licenses. The Grantor has adopted, used and is currently using, or has a current bona fide intention to use, all of the Trademarks and Copyrights listed on Schedules III and VI, respectively. As of the date hereof, the Grantor has not received written notice of any suits or actions commenced or threatened with reference to the Copyrights, Patents or Trademarks owned by it.
(g)Without duplication of any information required to be delivered by the Grantor to the Secured Party under and in accordance with the terms of the Indenture, then subject to Section 2(r), the Grantor agrees to deliver to the Secured Party (x) an updated Schedule I, II, VII and/or VIII within 10 Business Days of any change thereto and (y) an updated Schedule III, IV, V and/or VI in the case of any change thereto on the each Interest Payment Date.
(h)All depositary and other accounts including, without limitation, Deposit Accounts, securities accounts, brokerage accounts and other similar accounts, maintained by the Grantor (other than Excluded Accounts) are described on Schedule VII hereto, which description includes for each such account, the name and address of the financial institution at which such account is maintained and the account number of such account. The Grantor shall not open any new Deposit Accounts, securities accounts, brokerage accounts or other accounts unless the Grantor shall have given the Secured Party prior written notice of its intention to open any such new accounts. Subject to Section 2(r), the Grantor shall deliver to the Secured Party a revised version of Schedule VII showing any changes thereto promptly following, but in any event within 10 Business Days of, any such change. The Grantor hereby authorizes the financial institutions at which the Grantor maintains an account to provide information with respect to such account to the Secured Party. In addition, all of the Grantor’s depositary, security, brokerage and other accounts including, without limitation, Deposit Accounts (other than Excluded Accounts) shall be subject to the provisions of Section 4.5 hereof.
(i)The Grantor does not own any Commercial Tort Claims having a value in excess of $50,000 individually or in the aggregate except for those disclosed on Schedule VIII hereto (if any).
(j)The Grantor does not have any interest in real property except as disclosed on Schedule IX (if any). Subject to Section 2(r), at the Grantor’s sole cost and expense, including legal fees and expenses of counsel to the Secured Party and each “Buyer” under and as defined in the NPA, the Grantor shall deliver to the Secured Party a revised version of Schedule IX showing any changes thereto within 20 days of any such change. To the extent required by the Indenture, within 60 days of the Issuer Date or after the Grantor acquires any additional real property interest after the Issue Date with a fair market value in excess of $500,000 such real property shall be subject to a Mortgage in favor of the Secured Party; provided, that if at any time the fair market value of any real property interest of the Grantor that is not subject to a Mortgage in favor of the Secured Party (whether individually or in the aggregate with other such real property interests) exceeds $1,000,000, then Grantor shall promptly cause its real property interests to be subject to one or more Mortgages in favor of the Secured Party such that the fair market value of the real property interests of the Grantor that are not subject to a Mortgage does not exceed $1,000,000. At the Grantor’s sole cost and expense, including legal fees and expenses of counsel to the Secured Party and each “Buyer” under and as defined in the NPA, the Grantor shall duly and properly record each interest in real property held by the Grantor that is required to be subject to a Mortgage, except with respect to easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that the Grantor, in good faith, using prudent customs and practices in the industry in which it operates, does not believe are of material value or material to the operation of the Grantor’s business or, with respect to state and federal rights of way, are not capable of being recorded as a matter of state and federal law. At the Grantor’s sole cost and expense, including legal fees and expenses of counsel to the Secured Party and each “Buyer” under and as defined in the NPA, the Grantor shall cause a title insurance company to issue, in respect of each mortgaged real property interest (including any additional real property interest (whether fee, leasehold or otherwise) that is required to be subject to a Mortgage), a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance or unconditional commitment to issue a title policy for such insurance. Each such policy shall (1) be in an amount not to exceed 120% of the then fair market value of the property as determined by Grantor in good faith; (2) insure that the

Mortgage insured thereby creates a valid first Lien on, and security interest in, such mortgaged real property interest free and clear of all defects and encumbrances, except for Permitted Liens; (3) name the Secured Party, for the benefit of the Holders, as the insured thereunder; (4) be in the form of ALTA Loan Policy; and (5) contain such customary endorsements and affirmative coverage as the Grantor determines in good faith.
(k)All Equipment (including, without limitation, Motor Vehicles) owned by the Grantor and subject to a certificate of title or ownership statute is described on Schedule X hereto.
(l)None of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC).
(m)The Grantor does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut.
(n)All actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Secured Party of the rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained, other than those required under federal and state securities laws (in each case, with respect only to the exercise of remedies).
(o)Exhibit A sets forth (i) the authorized capital stock and other equity interests of each Pledged Entity, (ii) the number of shares of capital stock and other equity interests of each Pledged Entity that are issued and outstanding as of the date hereof and (iii) the percentage of the issued and outstanding shares of capital stock and other equity interests of each Pledged Entity held by the Grantor. The Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests, and such shares are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests in favor of the Secured Party created by this Agreement and any Permitted Lien described in clause (N) of the definition thereof.
(p)Except as set forth on Exhibit A, there are no outstanding options, warrants or other similar agreements with respect to the Pledged Interests or any of the other Collateral.
(q)The Pledged Interests have been duly and validly authorized and issued, are fully paid and non-assessable, and the Pledged Interests listed on Exhibit A constitute all of the issued and outstanding capital stock or other equity interests of the Pledged Entities or, with respect to Certus, such other percentage of ownership as set forth on Exhibit A.
(r)Upon delivery by the Grantor to the Secured Party of any updated schedule required to be delivered pursuant to this Section 2, unless the Grantor has in good faith determined that the matters contained in such updated schedule do not constitute material, nonpublic information relating to the Grantor or any of its Subsidiaries, the Grantor shall on or prior to 9:00 am, New York city time on the Business Day immediately following such updated schedule delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that the Grantor believes that any updated schedule required to be delivered pursuant to this Section 2 contains material, non-public information relating to the Grantor or any of its Subsidiaries, the Grantor so shall indicate to the Secured Party explicitly in writing concurrently with the delivery of such updated schedule, and in the absence of any such written indication, the Secured Party shall be entitled to presume that information contained in such updated schedule does not constitute material, non-public information relating to the Grantor or any of its Subsidiaries.
Section 3.Collateral.
(a)As collateral security for the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby pledges and grants to the Secured Party (for the ratable benefit of the Holders) a Lien on and security interest in all of the Grantor’s right, title and interest in the following properties and assets of the Grantor, whether now owned by the Grantor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”):
(i)all Instruments, together with all payments thereon or thereunder, and Letter-of-Credit Rights;
(ii)all Accounts;
(iii)all Inventory;
(iv)all General Intangibles (including Software);
(v)all Equipment;
(vi)all Documents;
(vii)all Contracts;
(viii)all Goods;
(ix)all Investment Property, including Securities Accounts;
(x)all Deposit Accounts and the balance from time to time in all bank accounts maintained by the Grantor;
(xi)all Commercial Tort Claims specified on Schedule VIII;
(xii)all Intellectual Property;
(xiii)all Chattel Paper, all amounts payable thereunder, all rights and remedies of the Grantor thereunder including but limited to the right to amend, grant waivers and declare defaults, any and all accounts evidenced thereby, any guarantee thereof, and all collections and monies due or to become due or received by any Person in payment of any of the foregoing;
(xiv)all Receivables and Receivable Records;
(xv)all Insurance;
(xvi)all Pledged Collateral;
(xvii)to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and
(xviii)all other tangible and intangible property of the Grantor, including, without limitation, all interests in real property, Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of the Grantor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of the Grantor, any computer bureau or service company from time to time acting for the Grantor.
Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in, and the term “Collateral” shall be deemed to exclude, all of the following property (the “Excluded Collateral”): (A) any intent-to-use trademark applications filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, to the extent that, and solely during the period in which, the grant of a security interest therein would otherwise invalidate the Grantor’s right, title or interest therein, (B) any property owned by the Grantor that is subject to a purchase money Lien or a “capital lease” in accordance with GAAP permitted hereunder or under the Note Documents if the contractual obligation pursuant to which such Lien is granted (or the document providing for such capital lease) prohibits the creation of a Lien thereon or expressly requires the consent of any person other than the Grantor, unless such consent has been obtained or such prohibitions otherwise cease to exist, in which case such Collateral shall automatically become subject to the security interest granted hereunder, (C) any General Intangibles or other rights, in each case arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would violate or invalidate any such contract, instrument, license or other document or give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder, (D) any asset, the granting of a security interest in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset, provided, that the property described in clauses (C) and (D) above shall only be excluded from the term “Collateral” to the extent the conditions stated therein are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any

other Applicable Law, (E) the LMC Investment, until the earlier of (i) the Company’s receipt of consent from LMC to grant a lien on the LMC Investment pursuant to this Agreement or the six month anniversary of the LMC SPV’s receipt of publicly registered shares of LMC or any successor thereto (in each case following which the LMC Investment shall not be Excluded Collateral and the LMC SPV will join this Agreement as Grantor, and (F) the Excluded Accounts. Notwithstanding the foregoing, all Proceeds of the property described in clauses (A) through (F) above shall constitute Collateral and shall be automatically included within the property and assets over which a security interest is granted pursuant to this Agreement, unless such Proceeds would independently constitute Excluded Collateral. The LMC SPV shall be a Guarantor and execute the Indenture on the Issue Date.
(b)The security interest granted under this Section does not constitute and is not intended to result in a creation or an assumption by the Secured Party of any obligation of the Grantor or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the exercise by the Secured Party of any of its rights in the Collateral shall not release the Grantor from any of its duties or obligations in respect of the Collateral other than any duties and obligations arising with respect to Collateral after the Grantor has been dispossessed of such Collateral by the Secured Party (or its assignee), which, by their nature, may not be satisfied without possession of such Collateral and (ii) the Secured Party shall not have any obligations or liability in respect of the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
(c)LMC Investment Provisions.
(i)LMC Blocked Account. The LMC Blocked Account shall be subject to immediate block on withdrawals under the LMC Blocked Account Agreement, except as explicitly permitted in the LMC Blocked Account Agreement. Company shall on the Issue Date deposit the LMC Deposit into the LMC Blocked Account to be held in such LMC Blocked Account in cash. The LMC Deposit shall remain on deposit in the LMC Blocked Account until the earlier of (A) free and clear title to the LMC Investment (other than restrictions under the Amended and Restated Registration Rights and Lockup Agreement among Company, DiamondPeak Holdings Corp. and others dated August 1, 2020, and/or the Subscription Agreement between the Company and LMC dated November 7, 2019) is contributed to the LMC SPV, or (B) (i) LMC consents to the granting by Company of a Lien on the LMC Investment pursuant to this Agreement and (ii) either (x) prior to the date that is 30 days after the Issue Date, a lien perfected by “control” under Uniform Commercial Code Section 8-106 has actually attached to the LMC Investment or (y) 120 days has passed following the date that a lien that is perfected by “control” under Uniform Commercial Code Section 8-106 has actually attached to the LMC Investment. In order to confirm complete satisfaction of either clause (A) or clause (B) of the previous sentence, the Company shall deliver to the Trustee an officer’s certificate from the Company’s Chief Financial Officer or General Counsel certifying such satisfaction. Upon delivery to the Trustee of such an officer’s certificate as described in the precedent sentence, the LMC Deposit will be released from the LMC Blocked Account and delivered to the Company for deposit into a Deposit Account upon which Secured Party has a perfected lien.
(ii)Efforts to Obtain Consent. Company shall use its commercially reasonable efforts to obtain the consent of LMC to the granting by Company of a Lien on the LMC Investment pursuant to this Agreement unless the LMC Investment has first been contributed to the LMC SPV.
(iii)Release of Lien on LMC Investment to Permit Merger to Occur. If a Lien is granted on the LMC Investment prior to its contribution to LMC SPV, then upon delivery of a certificate of an officer of Company to the Collateral Agent certifying that the merger under the LMC Merger Agreement is to occur within three Business Days thereafter, the Secured Party will authorize the filing of a UCC -3 Amendment in form and substance acceptable to the Secured Party that releases only the LMC Investment from the lien and security interest thereon granted pursuant to this Agreement, with such Liens continuing in any Proceeds thereof.
(iv)Holding of the LMC Investment by the LMC SPV. Not later that the date of completion of the merger under the LMC Merger Agreement, Company shall contribute the LMC Investment into the LMC SPV. Until the date that is six (6) months after the LMC Investment is contributed to the LMC SPV, the LMC SPV shall hold the LMC Investment free and clear of liens (other than restrictions under the Amended and Restated Registration Rights and Lockup Agreement among Company, DiamondPeak Holdings Corp. and others dated August 1, 2020 and/or the Subscription Agreement between the Company and LMC dated November 7, 2019) and the LMC SPV shall not have any liabilities or own any assets other than the LMC Investment and/or the Proceeds of the LMC Investment. The LMC SPV agrees that automatically and without need for further action by any person on the date that is six (6) months after date of consummation of the merger under the LMC Merger Agreement, the LMC SPV shall grant to the Secured Party a lien on and security interest pursuant to this Agreement and such lien and security interest shall attach to the LMC Investment pursuant to this Agreement, and LMC SPV shall immediately take all steps requested by Secured Party to perfect by “control” under Uniform Commercial Code Section 8-106 such lien at the sole cost and expense of the Company. When 120 days has passed following the date that a lien that is perfected by “control” under Uniform Commercial Code Section 8-106 has actually attached to the LMC Investment pursuant to this Agreement, and provided that no Event of Default has occurred and is continuing under the Indenture, the independent directors /bankruptcy remote provisions in the LMC SPV limited liability company agreement and related restrictions shall be removed. The LMC SPV shall execute this Agreement on the Issue Date, provided that the grant by the LMC SPV of liens and security interests hereunder shall not be effective, and no assets of the LMC SPV shall be Collateral, until the date that is six (6) months after the date of consummation of the merger under the LMC Merger Agreement.

(v)Margin Stock. No part of the proceeds of the sale of Notes will be used directly or indirectly for any purpose that violates, or that would require the Holders to make any filings in accordance with, the provisions of, Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect and in particular will not be used to “purchase” or “carry” “margin stock”. The Company (a) is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of such terms under Regulation U and (b) does not own “margin stock” and will not own “margin stock” except as identified in the perfection certificate delivered by the Company prior to the Issue Date and the aggregate value of all “margin stock” owned by the Company does not exceed 25% of the value of its assets on the Issue Date.
(vi)LMC SPV is a Bankruptcy Remote Entity. The governing documents of LMC SPV shall at all times include customary “bankruptcy remote” provisions, including separateness covenants and a requirement for an independent director designated by Antara Capital, L.P. and a second independent director provided by a national corporate service company whose votes are necessary to approve major matters, including in the case of the Antara designee approval of incurrence of debt or liens other than in favor of Secured Party and in the case of both independent directors, approval of commencement of any insolvency procedure for LMC SPV, including without limitation the commencement of or acquiescence in a bankruptcy case for LMC SPV under Title 11 of the United States Code, until the date that is 120 days following the date that a lien that is perfected by “control” under Uniform Commercial Code Section 8-106 actually attached to the LMC Investment pursuant to this Agreement, provided that if on such date and thereafter an Event of Default has occurred and is continuing under the Indenture then the “bankruptcy remote” provisions shall remain in full force and effect. For the avoidance of doubt, the vote of the independent director designated by Antara shall not be required for sales of the LMC Investment that are expressly permitted under the Indenture and actions by the LMC SPV necessary in connection with such sales.
Section 4.Covenants; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Grantor hereby agrees with the Secured Party as follows:
4.1Delivery and Other Perfection; Maintenance, etc.
(a)Delivery of Instruments, Documents, Etc. The Grantor shall deliver and pledge to the Secured Party or its Representative any and all Instruments, negotiable Documents and Chattel Paper evidencing amounts greater than $50,000 individually or in the aggregate and certificated securities accompanied by stock/membership interest powers executed in blank, which stock/membership interest powers may be filled in and completed at any time upon the occurrence and during the continuance of any Event of Default duly endorsed and/or accompanied by such instruments of assignment and transfer executed by the Grantor in such form and substance as the Secured Party or its Representative may request; provided, that so long as no Event of Default shall have occurred and be continuing, the Grantor may retain for collection in the ordinary course of business any Instruments, negotiable Documents and Chattel Paper received by the Grantor in the ordinary course of business, and the Secured Party or its Representative shall, promptly upon written request of the Grantor, make appropriate arrangements for making any other Instruments, negotiable Documents and Chattel Paper pledged by the Grantor available to the Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Secured Party or its Representative, against a trust receipt or like document). If the Grantor retains possession of any Chattel Paper, negotiable Documents or Instruments evidencing amounts greater than $25,000 individually or in the aggregate pursuant to the terms hereof, such Chattel Paper, negotiable Documents and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of U.S. Bank, National Association, in its capacity as agent for one or more creditors, as Secured Party.”
(b)Other Documents and Actions. The Grantor shall give, execute, deliver, file and/or record any financing statement, registration, notice, instrument, document, agreement, Mortgage or other papers necessary to create, preserve, perfect or validate the security interest granted pursuant hereto (or any security interest or mortgage contemplated or required hereunder, including with respect to Section 2(j) of this Agreement) or to enable the Secured Party or its Representative to exercise and enforce the rights of the Secured Party hereunder with respect to such pledge and security interest; provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (e) below. Notwithstanding the foregoing the Grantor hereby irrevocably authorizes, but does not obligate, the Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements (and other similar filings or registrations under any Applicable Laws and regulations pertaining to the creation, attachment, or perfection of security interests) and amendments thereto that (a) indicate the Collateral (i) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Grantor agrees to furnish any such information to the Secured Party promptly upon request. Notwithstanding anything to the contrary contained herein or in any other Notes Document or Security Document, the Secured Party shall not have any responsibility for the preparing, recording, filing, rerecording, or refiling of any financing statements (amendments or continuations) or other instruments in any public office.
(c)Books and Records; Inspections. The Grantor shall maintain at its own cost and expense, in accordance with sound business practices, complete and accurate, in all material respects, books and records of the Collateral, including, without limitation, a record of all payments received, and all credits granted with respect to the Collateral and all other material dealings with the Collateral. Upon the occurrence and during the continuation of any Event of Default, the Grantor shall deliver and turn over any such books and records (or true and correct copies thereof) to the Secured Party or its Representative at any time on written demand. The Grantor shall permit, at reasonable times during business hours and with reasonable prior notice, the Secured Party or its Representative to: (i) inspect the properties and operations of the Grantor or any Pledged Entity (to the extent the Grantor is permitted to inspect the Pledged Entity’s property and operations); (ii) visit any or all of its offices, to discuss its financial matters with its directors or officers and with its independent auditors (and the Grantor hereby authorizes such independent auditors to discuss such financial matters with the Secured Party or its Representative; provided that the Grantor shall be invited to attend any such meeting with its independent auditors); (iii) examine (and, at the expense of the Grantor, photocopy extracts from) any of its books or other records; and (iv)(A) inspect the Collateral and other tangible assets of the Grantor or any Pledged Entity (to the extent the Grantor is permitted to inspect the Pledged Entity’s assets), (B) perform appraisals of the equipment of the Grantor or any Pledged Entity (to the extent the Grantor is permitted to perform appraisals of the equipment of the Pledged Entity) and (C) inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral, for purposes of or otherwise in connection with conducting a review, audit or appraisal of such books and records. The Grantor will pay the Secured Party the reasonable out-of-pocket costs and expenses of any audit or inspection of the Collateral promptly after receiving the invoice; provided that the Grantor shall not be required to reimburse the Secured Party for the foregoing expenses relating to more than one such inspection or audit in any calendar year unless an Event of Default has occurred and is continuing, in which event the Grantor shall be required to reimburse the Secured Party for any and all of the foregoing expenses. Notwithstanding anything contained in this Section 4.1(c) to the contrary, if an Event of Default shall have occurred and be continuing, then the Secured Party or its Representative may take any of the actions specified in clauses (i) through (iv) of this Section 4.1(c) without prior notice to the Grantor, but shall endeavor in good faith to provide the Grantor subsequent notice.
(d)Motor Vehicles. The Grantor shall, promptly upon acquiring same, cause the Secured Party to be listed as the lienholder on each certificate of title or ownership covering any items of Equipment, including Motor Vehicles, having a value in excess of $50,000 individually or in the aggregate for all such items of Equipment of the Grantor, or otherwise comply with the certificate of title or ownership laws of the relevant jurisdiction issuing such certificate of title or ownership in order to properly evidence and perfect the Secured Party’s security interest in the assets represented by such certificate of title or ownership the Secured Party will, promptly after receipt of written request therefor from the Grantor, return any such certificate of title as needed by the Grantor to maintain the registration and licensing of such Equipment and Motor Vehicles, and Grantor shall promptly return such certificates of title to Secured Party upon completion of such registration and licensing requirements. Motor Vehicles held by the Grantor for sale or lease by Grantor are agreed to constitute Inventory.

(e)Notice to Account Debtors; Verification. (i) Upon the occurrence and during the continuance of any Event of Default, upon request of the Secured Party or its Representative, the Grantor shall promptly notify (and the Grantor hereby authorizes the Secured Party and its Representative so to notify) each account debtor in respect of any Accounts or Instruments or other Persons obligated on the Collateral that such Collateral has been assigned to the Secured Party hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Secured Party, and (ii) the Secured Party and its Representative shall have the right at any time or times to make direct verification with the account debtors or other Persons obligated on the Collateral of any and all of the Accounts or other such Collateral.
(f)Intellectual Property. The Grantor represents and warrants that the Copyrights, Patents, Intellectual Property Licenses and Trademarks listed on Schedules III, IV, V and VI, respectively (if any), constitute all of the registered Copyrights and all of the issued or applied-for Patents, written Intellectual Property Licenses and registered or applied-for Trademarks owned by the Grantor as of the date hereof. If the Grantor shall (i) obtain rights to any new patentable inventions, any registered Copyrights or any Patents, Intellectual Property Licenses or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents, Intellectual Property Licenses or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and the Grantor shall promptly give to the Secured Party notice and any registered Copyrights, issued or applied-for Patents, written Intellectual Property Licenses, and registered or applied-for Trademarks. The Grantor hereby authorizes the Secured Party to modify this Agreement by amending Schedules III, IV, V and VI, as applicable, to include any such property in any such notice. The Grantor shall (i) prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or hereafter to the extent material to the operations of the business of the Grantor, (ii) preserve and maintain all rights in the Copyrights, Patents, Intellectual Property Licenses and Trademarks, to the extent material to the operations of the business of the Grantor and (iii) ensure that the Copyrights, Patents, Intellectual Property Licenses and Trademarks are and remain enforceable, to the extent material to the operations of the business of the Grantor. Any expenses incurred in connection with the Grantor’s obligations under this Section 4.1(f) shall be borne by the Grantor. Except for any such items that the Grantor reasonably believes in good faith are no longer necessary for the on-going operations of its business, Grantor shall not abandon any material right to file a patent, trademark or service mark application, or abandon any pending patent, trademark or service mark application or any other Copyright, Patent, Intellectual Property License or Trademark. The Grantor represents that all Intellectual Property license agreements pursuant to which the Grantor is a licensee or licensor are written.
(g)Further Identification of Collateral. The Grantor will, when and as often as requested by the Secured Party or its Representative (but, absent the occurrence and continuance of an Event of Default, in no event more frequently than quarterly), furnish to the Secured Party or such Representative, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party or its Representative may reasonably request, all in reasonable detail.

(h)Investment Property. The Grantor will take any and all actions required, from time to time, to cause the Secured Party to obtain exclusive control of any Investment Property owned by the Grantor. For purposes of this Section 4.1(h), the Secured Party shall have exclusive control of Investment Property if (i) such Investment Property consists of certificated securities and the Grantor delivers such certificated securities to the Secured Party (with assignments in blank or appropriate endorsements if such certificated securities are in registered form); (ii) such Investment Property consists of uncertificated securities and the issuer thereof agrees that it will comply with instructions originated by the Secured Party without further consent by the Grantor, and (iii) such Investment Property consists of security entitlements and either (x) the Secured Party becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees that it will comply with entitlement orders originated by the Secured Party without further consent by the Grantor. On the Issue Date, (i) the LMC SPV shall have been formed and (ii) the LMC SPV shall be a Guarantor and execute the Indenture on the Issue Date. The LMC SPV and the Company shall comply with all of their obligations under Section 3(c) of this Agreement.
(i)Commercial Tort Claims. The Grantor shall promptly notify the Secured Party of any Commercial Tort Claims acquired by it that concerns claims in excess of $50,000 individually or in the aggregate and unless otherwise consented to by the Secured Party, the Grantor shall enter into a supplement to this Agreement granting to the Secured Party a Lien on and security interest in such Commercial Tort Claim.
(j)Pledge Supplement. Within five (5) Business Days of the creation or acquisition of any new Pledged Interests, the Grantor shall execute a supplement to Exhibit A (a “Pledge Supplement”) and deliver such Pledge Supplement to the Secured Party. Any Pledged Collateral described in a Pledge Supplement delivered by the Grantor shall thereafter be deemed to be listed on Exhibit A hereto.
4.2Preservation of Rights. Whether or not an Event of Default has occurred or is continuing, the Secured Party and its Representative shall have the right to take any steps the Secured Party or its Representative reasonably deems necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral upon the Grantor’s failure to do so, including obtaining insurance for the Collateral at any time when the Grantor has failed to do so, and the Grantor shall promptly pay, or reimburse the Secured Party for, all reasonable and customary out-of-pocket expenses incurred in connection therewith including the reasonable attorney’s fees and costs of counsel to the Secured Party and each “Buyer” under and as defined in the NPA.
4.3Name Change; Location; Bailees.
(a)The Grantor shall not form or acquire any subsidiary other than in accordance with the express terms of the Note Documents.
(b)The Grantor shall provide the Secured Party at least 10 Business Days prior written notice of (i) any reincorporation or reorganization of itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof, and/or (ii) any change of its name, identity or corporate structure. The Grantor will notify the Secured Party promptly, in writing (but in any event at least 10 Business Days) prior to any such change in the proposed use by the Grantor of any tradename or fictitious business name other than any such name set forth on Schedule II attached hereto.
(c)Except for the sale of Inventory in the ordinary course of business, other sales of assets expressly permitted by the terms of the Note Documents and except for Collateral temporarily located for maintenance or repair (so long as the Grantor shall promptly provide the Secured Party with written notice of such temporary location), the Grantor will keep Collateral with a value in excess of $100,000 individually or $500,000 in the aggregate at the locations specified in Schedule I attached hereto. The Grantor will give the Secured Party 10 Business Days prior written notice before any change in the Grantor’s chief place of business or of any new location for any of the Collateral with a value in excess of $100,000 individually or $500,000 in the aggregate at all such locations.
4.4Other Liens. The Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Secured Party in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.
(a)If any Collateral with a value in excess of $500,000 in the aggregate is at any time in the possession or control of any warehousemen, bailee, consignee or processor, the Grantor shall promptly notify the Secured Party of such fact and notify such warehousemen, bailee, consignee or processor of the Lien and security interest created hereby and shall instruct such Person to hold all such Collateral for the Secured Party’s account subject to the Secured Party’s instructions.
(b)The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming the Grantor, as debtor, and the Secured Party, as secured party, without the prior written consent of the Secured Party and agrees that it will not do so without the prior written consent of the Secured Party, subject to the Grantor’s rights under Section 9-509(d)(2) to the UCC.
4.5Bank Accounts and Securities Accounts; LMC Investment. Pursuant to this Agreement, the Grantor grants and shall grant to the Secured Party a continuing lien upon, and security interest in, all Deposit Accounts (general or special), Securities Accounts, brokerage accounts or other similar accounts (other than Excluded Accounts), which financial institutions are set forth on Schedule VII attached hereto and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions. With respect to all Deposit Accounts in existence on the Issue Date that are not Excluded Accounts, Grantor shall take all steps necessary to, at the expense of Grantor (including the reasonable attorney’s fees and costs of counsel to the Secured Party and each “Buyer” under and as defined in the NPA,), enter into customary control agreements with the depository bank or securities intermediary acceptable to the Secured Party within thirty (30) days following the Issue Date. Following the date hereof, the Grantor shall not establish any Deposit Account, Securities Account, brokerage account or other similar account (other than Excluded Accounts) with any financial institution unless prior or concurrently thereto the Secured Party and the Grantor shall have, at the expense of Grantor (including the reasonable attorney’s fees and costs of counsel to the Secured Party and each “Buyer” under and as defined in the NPA), entered into an account control agreement or securities account control agreement in form and substance reasonably satisfactory to the Secured Party (each a “Control Agreement”) with such financial institution which purports to cover such account. The Grantor shall deposit and keep on deposit all of its funds in a Deposit Account (other than funds in Excluded Accounts) which is subject to a Control Agreement. The Company shall pay all reasonable expenses of the Secured Party incurred in administering or enforcing the terms of Section 3(c) of this Agreement, including the reasonable attorney’s fees and costs of counsel to the Secured Party and each “Buyer” under and as defined in the NPA.
4.6Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing: the Grantor shall, at the request of the Secured Party or its Representative, assemble the Collateral and make it available to the Secured Party or its Representative at a place or places designated by the Secured Party or its Representative which are reasonably convenient to the Secured Party or its Representative, as applicable, and the Grantor;
(b)the Secured Party or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;
(c)the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral in accordance with this Agreement and the other Note Documents as if the Secured Party were the sole and absolute owner thereof (and the Grantor agrees to take all such action as may be appropriate to give effect to such right);
(d)the Secured Party or its Representative shall have the right, in the name of the Secured Party or in the name of the Grantor or otherwise, to demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;
(e)the Secured Party or its Representative shall have the right to take immediate possession and occupancy of any premises owned, used or leased by the Grantor and exercise all other rights and remedies which may be available to the Secured Party;
(f)the Secured Party shall have the right, upon reasonable written notice (such reasonable notice to be determined by the Secured Party in its sole and absolute discretion,

which shall not be less than 10 days), with respect to the Collateral or any part thereof (whether or not the same shall then be or shall thereafter come into the possession, custody or control of the Secured Party or its Representative), to sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantor, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, to the fullest extent permitted by Applicable Law, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.
(g)the Secured Party may, prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Secured Party deems appropriate;
(h)the Secured Party may proceed to perform any and all of the obligations of the Grantor contained in any Contract and exercise any and all rights of the Grantor therein contained as the Grantor itself could;
(i)the Secured Party shall have the right to use the Grantor’s rights under any Collateral consisting of Intellectual Property Licenses in connection with the enforcement of the Secured Party’s rights hereunder; and
(j)the rights, remedies and powers conferred by this Section 4.6 are in addition to, and not in substitution for, any other rights, remedies or powers that the Secured Party may have under any Note Document, at law, in equity or by or under the UCC or any other statute or agreement. The Secured Party may proceed by way of any action, suit or other proceeding at law or in equity and no right, remedy or power of the Secured Party will be exclusive of or dependent on any other. The Secured Party may exercise any of its rights, remedies or powers separately or in combination and at any time.
Without limiting the foregoing, the Secured Party may, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), upon the occurrence and during the continuance of an Event of Default forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith date and otherwise fill in the blanks on any assignments separate from certificates or stock power or otherwise sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more portions at one or more public or private sales or dispositions, at any exchange or broker’s board or at any of the Secured Party’s offices or elsewhere upon such terms and conditions as the Secured Party may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right of the Secured Party (or the designee of the Secured Party) upon any such sale, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption of the Grantor, which right or equity is hereby expressly waived or released. The Grantor agrees that, to the extent notice of sale shall be required by Applicable Law or this Agreement, at least ten (10) days’ prior written notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Notwithstanding any provision in any operating agreement or shareholder agreement of any issuer of the Collateral or any other Applicable Law to the contrary, the undersigned, constituting a member and/or shareholder of each issuer hereby acknowledges that such member and/or shareholder, as applicable, may pledge to the Secured Party all of such member’s and/or shareholder’s right, title and interest in such issuer, and upon foreclosure the successful bidder (which may include the Secured Party or any Holder) will be deemed admitted as a member and/or shareholder, as applicable, of such issuer, and will automatically succeed to all of such pledged right, title and interest, including without limitation such members’ and/or shareholder’s limited liability company and equity interests, right to vote and participate in the management and business affairs of the issuer, right to a share of the profits and losses of the issuer and right to receive distributions from the issuer.
The proceeds of each collection, sale or other disposition under this Section 4.6 shall be applied in accordance with Section 4.9 hereof.
4.7Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Grantor shall remain liable for any deficiency.
4.8Private Sale. The Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and the Grantor agrees that it is not commercially unreasonable for the Secured Party to engage in any such private sales or dispositions under such circumstances. The Grantor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Secured Party shall be under no obligation to delay a sale of any of the Collateral to permit the Grantor to register such Collateral for public sale under the Act, or under applicable state securities laws, even if the Grantor would agree to do so. The Secured Party shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement and the Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree. The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
The Grantor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of any such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Grantor’s expense. The Grantor further agrees that a breach of any of the covenants contained in this Section 4.8 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 4.8 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
The Grantor further agrees not to exercise any and all rights of subrogation it may have against a Pledged Entity upon the sale or disposition of all or any portion of the Pledged Collateral by the Secured Party pursuant to the terms of this Agreement until the termination of this Agreement in accordance with Section 4.12.
4.9Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral following the occurrence and during the continuance of an Event of Default, and any other cash at the time held by the Secured Party under this Agreement, shall be applied to the Obligations in such order as the Secured Party shall elect.
4.10Attorney-in-Fact. The Grantor hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time upon the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary to perfect or protect any security interest granted hereunder, to maintain the perfection or priority of any security interest granted hereunder, and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of the Grantor, without notice to or assent by the Grantor (to the extent permitted by Applicable Law), to do the following upon the occurrence and during the continuation of an Event of Default:
(a)to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement;
(b)to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;
(c)to pay or discharge charges or liens levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Agreement or the Note Documents and to pay all or any part of the premiums therefor;
(d)to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or as the Secured Party shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;
(e)to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against the Grantor, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;
(f)to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;
(g)to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral;
(h)to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate;

(i)to the extent that the Grantor’s authorization given in Section 4.1(b) of this Agreement is not sufficient to file such financing statements with respect to this Agreement, with or without the Grantor’s signature;
(j)generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes;
(k)to prepare, sign, and file any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office or similar registrar in order to effect an absolute assignment of all right, title and interest in all registered Intellectual Property and any application for all such registrations, and record the same;
(l)to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of the Grantor as debtor; and
(m)to do, at the Secured Party’s option and at the Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party reasonably deems necessary to protect or preserve or realize upon the Collateral and the Secured Party’s lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.
The Grantor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof provided the same is performed in a commercially reasonable manner. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Obligations are paid in full and this Agreement is terminated in accordance with Section 4.12 hereof.
The Grantor also authorizes the Secured Party, at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract constituting Collateral with regard to the assignment of the right, title and interest of the Grantor in and under the Contract hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in Section 4.6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
4.11Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Grantor shall:
(a)file such financing statements, assignments for security and other documents in such offices as may be necessary to perfect the security interests granted by Section 3 of this Agreement;
(b)at the Secured Party’s request, deliver to the Secured Party or its Representative the originals of all Instruments required to be so delivered hereunder together with, in the case of Instruments constituting promissory notes, allonges attached thereto showing such promissory notes to be payable to the order of a blank payee;
(c)deliver to the Secured Party or its Representative all certificates representing the Pledged Interests now owned by the Grantor, together with undated assignments separate from certificates or stock/membership interest powers duly executed in blank by the Grantor and irrevocable proxies;
(d)deliver to the Secured Party or its Representative a Mortgage with respect to all real property held by the Grantor that is required to be subject to a Mortgage;
(e)deliver to the Secured Party or its Representative a Control Agreement for each Deposit Account owned by the Grantor, acceptable in all respects to the Secured Party, duly executed by the Grantor and the financial institution at which the Grantor maintains such Deposit Account; and
(f)deliver to the Secured Party or its Representative the originals of all Motor Vehicle titles with respect to Motor Vehicles having a value in excess of $50,000 in the aggregate, duly endorsed indicating the Secured Party’s interest therein as a lienholder, together with such other documents as may be required consistent with Section 4.1(d) hereof to perfect the security interest granted by Section 3 in all such Motor Vehicles (if any).
4.12Termination; Partial Release of Collateral. This Agreement and the Liens and security interests granted hereunder shall continue in effect until the Obligations are paid in full (except for contingent indemnity claims for which no claim has been made). When the Obligations are paid in full, the security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to the Grantor, and the Secured Party will promptly following such termination deliver possession of all Collateral (including, without limitation, the Pledged Interests, the other Pledged Collateral and any other property then held as part of the Pledged Collateral) to the Grantor and execute and deliver to the Grantor such documents as are necessary to evidence such termination, including UCC termination statements and such other documentation as shall be reasonably requested by the Grantor in writing to effect the termination and release of the Liens and security interests in favor of the Secured Party affecting the Collateral. Upon any sale of property, permitted by the Note Documents, to a party who is not the Grantor or a Subsidiary of the Grantor, the Liens granted herein with respect to such property shall be deemed to be automatically released and such property shall automatically revert to the Grantor with no further action on the part of any Person. The Secured Party shall (upon receipt by the Secured Party of the documents required by Section 10.05 of the Indenture), at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as the Grantor shall reasonably request in writing, in form and substance reasonably satisfactory to the Secured Party, including financing statement amendments to evidence such release.
4.13Further Assurances. At any time and from time to time, upon the written request of the Secured Party or its Representative, and at the sole expense of the Grantor including the reasonable attorney’s fees and costs of counsel to the Secured Party and each “Buyer” under and as defined in the NPA, the Grantor shall promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as the Secured Party or its Representative may reasonably require in order for the Secured Party to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Secured Party, including, without limitation, using the Grantor’s commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Secured Party of any Collateral held by the Grantor or in which the Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to the Secured Party’s possession (if a security interest in such Collateral can be perfected by possession), placing the interest of the Secured Party as lienholder on the certificate of title of any Motor Vehicle, using commercially reasonable efforts to obtain waivers of liens from landlords and mortgagees, and delivering to the Secured Party all such Control Agreements as the Secured Party or its Representative shall require duly executed by the Grantor and the financial institution at which the Grantor maintains a Deposit Account covered by such Control Agreement. The Grantor also hereby authorizes the Secured Party and its Representative to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by Applicable Law.
4.14Limitation on Duty of Secured Party. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party’s interest on behalf of itself and the Holders in the Collateral and shall not impose any duty upon it to exercise any such powers. Without in any way limiting the exculpation and indemnification provisions of the Note Documents, the Secured Party shall be accountable only for amounts that it actually receives and retains for its own account as a result of the exercise of such powers and neither the Secured Party nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for gross negligence or willful misconduct. Without limiting the foregoing, the Secured Party and any Representative shall each be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its respective possession if such Collateral is accorded treatment substantially similar to that which the relevant Secured Party or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither the Secured Party nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any Person with respect to any Collateral.
Without limiting the generality of the foregoing, neither the Secured Party nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Secured Party of a security interest therein or assignment thereof or the receipt by the Secured Party or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall the Secured Party or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
4.15Dividends, Distributions, Etc. If, prior to the payment in full of the Obligations, the Grantor shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests or otherwise, the Grantor agrees, in each case, to accept the same as the Secured Party’s agent and to hold the same in trust for the Secured Party, and to deliver the same promptly (but in any event within five (5) Business Days of receipt) to Secured Party in the exact form received, with the endorsement of the Grantor when necessary and/or with appropriate undated assignments separate from certificates or stock powers duly executed in blank, to be held by the Secured Party subject to the terms hereof, as additional Pledged Collateral. The Grantor shall promptly deliver to the Secured Party (i) a Pledge Supplement with respect to such additional certificates, and (ii) any financing statements or amendments to financing statements necessary to perfect Secured Party’s security interest in such additional certificates. The Grantor hereby authorizes the Secured Party to attach each such Pledge Supplement to this Agreement. Except as provided in Section 4.16(b) below, all sums of money and property so paid or distributed in respect of the Pledged Interests which are received by the Grantor shall, until paid or delivered to the Secured Party, be held by the Grantor in trust as additional Pledged Collateral.
4.16Voting Rights; Dividends; Certificates.
(a)So long as no Event of Default has occurred and is continuing, the Grantor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 4.17 below) to exercise its voting and other consensual rights with respect to the Pledged Interests and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement and/or any of the other Note Documents. The Grantor hereby grants to the Secured Party or its nominee, an irrevocable proxy to exercise all voting, corporate and limited liability company rights relating to the Pledged Interests in any instance, which proxy shall be effective, at the discretion of the Secured Party, upon the occurrence and during the continuance of an Event of Default so long as the Secured Party has notified the Grantor in writing of its intent to exercise its voting power under this clause prior to the exercise thereof. Upon the request of the Secured Party at any time, the Grantor agrees to deliver to the Secured Party such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Interests as the Secured Party may reasonably request.
(b)So long as no Event of Default shall have occurred and be continuing, the Grantor shall be entitled to receive cash dividends or other distributions made in respect of the Pledged Interests, to the extent permitted to be made pursuant to the terms of the Note Documents. Upon the occurrence and during the continuance of an Event of Default, in the event that the Grantor, as record and beneficial owner of the Pledged Interests, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, the Grantor shall deliver to the Secured Party, and the Secured Party shall be entitled to receive and retain, for the benefit of the Secured Party and the Holders, all such cash or other distributions as additional security for the Obligations.
(c)The Grantor shall cause all Pledged Interests (other than the Pledged Interests of Certus) to be certificated at all times while this Agreement is in effect. Within 30 days following the Issue Date (which may be extended one time for an additional 30 days upon delivery to the Collateral Agent of a certificate of an officer of the Company certifying that the Company used best efforts to obtain the consent in the initial 30 day period), Grantor shall cause Moog, Inc. to consent to the pledge of the Certus Pledged Interests.
(d)Any or all of the Pledged Interests held by the Secured Party hereunder may, if an Event of Default has occurred and is continuing and so long as the Secured Party has notified the Grantor in writing of its intent to exercise its power of registration under this sentence prior to the exercise thereof, be registered in the name of Secured Party or its nominee, and the Secured Party or its nominee may thereafter without notice exercise all voting and corporate rights at any meeting with respect to any Pledged Entity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other readjustment with respect to any Pledged Entity or upon the exercise by any Pledged Entity, the Grantor or the Secured Party of any right, privilege or option pertaining to any of the Pledged Interests, and in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may reasonably determine, all without liability except to account for property actually received by the Secured Party, but the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.
4.17No Disposition, Etc. Until the irrevocable payment in full of the Obligations (except for contingent indemnity claims for which no claim has been made), the Grantor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Interests or any other Pledged Collateral, nor will the Grantor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Interests or any other Pledged Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest of the Secured Party provided for by this Agreement, the other Security Documents and the Permitted Liens described in clause (k) of the definition thereof.
Section 5.Miscellaneous.
5.1No Waiver. No failure on the part of the Secured Party or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.
5.2Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
5.3Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Indenture; provided, that, to the extent any such communication is being made or sent to the Secured Party, such communication shall be made to the Secured Party at the address set forth below the Secured Party’s signature hereto. The Grantor and the Secured Party may change their respective notice addresses by written notice given to the other parties hereto 10 days following the effectiveness of such change.
5.4Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Grantor and the Secured Party. Any such amendment or waiver shall be binding upon the Secured Party and the Grantor and their respective successors and assigns.
5.5Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, that the Grantor shall not assign or transfer any of its rights or obligations hereunder except as permitted by this Agreement or the Indenture. The Secured Party, in its capacity as the Collateral Agent (as defined in the Indenture), may assign its rights and obligations hereunder (a) without the consent of the Grantor, to any Person (provided that unless an Event of Default shall have occurred and be continuing at the time of any assignment, such Person does not engage in a business or activity contemplated by NAICS code 3361 (Motor Vehicle Manufacturing)) or (b) with the Grantor’s consent (not to be unreasonably withheld, conditioned or delayed), any other Person acceptable to the Secured Party; provided that the Grantor’s consent under this clause (b) shall not be required if an Event of Default has occurred and is then continuing, and in each event such assignee shall be deemed to be the Secured Party hereunder with respect to such assigned rights.
5.6Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature or facsimile, .pdf or similar electronic signature, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.
5.7Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the

Secured Party and its Representative in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
5.8SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS. THE GRANTOR (A) AGREES THAT ANY SUIT, ACTION OR PROCEEDING AGAINST IT ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY U.S. FEDERAL COURT WITH APPLICABLE SUBJECT MATTER JURISDICTION SITTING IN THE CITY OF NEW YORK; (B) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (I) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH SUIT, ACTION OR PROCEEDING IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (C) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FOREGOING COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
5.9WAIVER OF RIGHT TO TRIAL BY JURY. THE GRANTOR AND THE SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GRANTOR AND THE SECURED PARTY HEREBY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 5.9 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS

WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
5.10Survival. All representations, warranties, covenants and agreements of the Grantor and the Secured Party shall survive the execution and delivery of this Agreement.
5.11Collateral Agent as Agent.
(a)The Company has, pursuant to Article 10 of the Indenture, designated and appointed the Secured Party as the collateral agent of the Holders under this Agreement and the other Security Documents and Notes Documents. The actions of the Secured Party hereunder are subject to the provisions of the Indenture, including the rights, protections, privileges, benefits, indemnities and immunities of the Collateral Agent (as defined in the Indenture), which are incorporated herein mutatis mutandis, as if a part hereof.
(b)Nothing in this Section 5.11 shall be deemed to limit or otherwise affect the rights of the Secured Party to exercise any remedy provided in this Agreement or any other Security Document or Notes Document.
(c)The Secured Party shall have the discretion to allocate proceeds received by the Secured Party pursuant to the exercise of remedies under the Indenture and the Security Documents or at law or in equity (including without limitation with respect to any secured creditor remedies exercised against the Collateral and any other collateral security provided for under any Security Documents) to the then outstanding Obligations in such order as the Secured Party shall elect.
(d)The Secured Party shall at all times be the same Person that is the Collateral Agent under the Indenture. Written notice of resignation by the Collateral Agent pursuant to Section 12.07 of the Indenture shall also constitute notice of resignation as the Secured Party under this Agreement; removal of the Collateral Agent shall also constitute removal of the Secured Party under this Agreement; and appointment of a Collateral Agent pursuant to Section 12.07 of the Indenture shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 12.07 of the Indenture by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement and (ii) execute and deliver to such successor Secured Party or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Secured Party’s resignation or removal hereunder as Secured Party, the provisions of this

Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.
(e)Neither the Collateral Agent nor its Representatives nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable to any party for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Security Document or Notes Document (except for its or such other Person’s own gross negligence or willful misconduct, as determined in a final non-appealable judgment of a court of competent jurisdiction).
5.12No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
5.13ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER NOTE DOCUMENTS, SUPERSEDES ALL OTHER PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN THE SECURED PARTY, THE GRANTOR, THEIR AFFILIATES AND PERSONS ACTING ON THEIR BEHALF WITH RESPECT TO THE MATTERS DISCUSSED HEREIN, AND THIS AGREEMENT, TOGETHER WITH THE OTHER NOTE DOCUMENTS AND THE OTHER INSTRUMENTS REFERENCED HEREIN AND THEREIN, CONTAINS THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE MATTERS COVERED HEREIN AND THEREIN AND, EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR THEREIN, NEITHER THE SECURED PARTY NOR THE GRANTOR MAKES ANY REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING WITH RESPECT TO SUCH MATTERS. AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. NO PROVISION OF THIS AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED OTHER THAN BY AN INSTRUMENT IN WRITING SIGNED BY THE GRANTOR AND THE SECURED PARTY.
5.14Grantor Acknowledgement. The Grantor acknowledges receipt of an executed copy of this Agreement. The Grantor waives the right to receive any amount that it may now or hereafter be entitled to receive (whether by way of damages, fine, penalty, or otherwise) by reason of the failure of the Secured Party to deliver to the Grantor a copy of any financing statement or any statement issued by any registry that confirms registration of a financing statement relating to this Agreement.
5.15Intercreditor Agreement. Notwithstanding anything to the contrary herein, in the event that Grantor consummates a Traditional Working Capital Facility, (i) the Liens granted pursuant to Section 3 shall be of equal priority with the liens securing any such Traditional Working Capital Facility subject to the terms and conditions of any intercreditor agreement entered into by the Grantor and the Secured Party with respect to such Traditional Working Capital Facility and on terms reasonably acceptable to each of the Grantor and the Secured Party (an “Intercreditor Agreement”), (ii) the exercise of any right or remedy by the Secured Party hereunder is subject in all instances to the provisions of the Intercreditor Agreement, if any, and

(iii) in all cases the proceeds of any such exercise of a right or remedy shall be ratably shared between the Secured Party and the provider of such Traditional Working Capital Facility. In the event of any conflict between the terms of the Intercreditor Agreement, if any, and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
5.16[Reserved].
5.17Joint and Several Obligations of Each Grantor. This Agreement is a primary obligation of each Grantor, made on a joint and several basis and each Grantor acknowledges that it is a party to the Indenture and is receiving substantial benefit from the sale of Notes provided for thereunder. Each Grantor hereby further acknowledges and agrees that it is granting liens and security interests under this Agreement to jointly and severally secure the full payment and performance of all obligations of all of the Grantors under the Indenture.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.
GRANTORS:
WORKHORSE GROUP INC.
By:
Name:
Title:

WORKHORSE TECHNOLOGIES INC.
By:
Name:
Title:

WORKHORSE PROPERTIES INC.
By:
Name:
Title:

WORKHORSE MOTOR WORKS INC.
By:
Name:
Title:

WORKHORSE HOLDINGS LLC
By:
Name:
Title:

[Signature Page to Security Agreement]

SECURED PARTY:
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:____________________________________
Name:
Title:

[Signature Page to Security Agreement]

Schedule I
A. Organizational Information

Exact Legal Name	Jurisdiction of Formation and Registration	Country / State / Provincial Entity Registration / ID No.	Federal employer identification number	Date of Formation	Chief executive offices	Principal mailing addresses
Workhorse Group Inc.	Nevada	E0780542007-8	26-1394771	November 13, 2007	100 Commerce Drive, Loveland, Ohio 45140	100 Commerce Drive, Loveland, Ohio 45140
Workhorse Technologies Inc.	Ohio	1679236	20-8529895	February 20, 2007	100 Commerce Drive, Loveland, Ohio 45140	100 Commerce Drive, Loveland, Ohio 45140
Workhorse Motor Works Inc.	Indiana	2013011400560	38-3900022	January 11, 2013	100 Commerce Drive, Loveland, Ohio 45140	100 Commerce Drive, Loveland, Ohio 45140
Workhorse Properties Inc.	Ohio	3943690	32-0553760	September 23, 2016	100 Commerce Drive, Loveland, Ohio 45140	100 Commerce Drive, Loveland, Ohio 45140
Workhorse Holdings LLC	Delaware	[TBD}	[TBD]	October 12, 2020	100 Commerce Drive, Loveland, Ohio 45140	100 Commerce Drive, Loveland, Ohio 45140

B. Location of Equipment, Inventory and Goods

Grantor Name	Location of Equipment, Inventory and Goods
Workhorse Group Inc.	100 Commerce Drive, Loveland, Ohio 45140
Workhorse Group Inc.	119 Northeast Drive, Loveland, Ohio 45140
Workhorse Group Inc.	940 S. State Road 32, Union City, Indiana 47390

C. Collateral in Possession of Bailee, Warehousemen, Processor or Consignee.

Name	Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
None.

Schedule II

List of Trade Names/Fictitious Names Used in the Past Five Years

Former names listed below:

Workhorse Group Inc., a Nevada company (f/k/a AMP Holding Inc.)
Workhorse Technologies Inc. (f/k/a AMP Technologies Inc.)
Workhorse Motor Works Inc. (f/k/a AMP Truck Inc.)

Schedule III

List of Copyrights
None.

Schedule IV

List of License Agreements

1)Intellectual Property License Agreement between the Grantor and Lordstown Motors Corp. dated November 7, 2019
2)The following software licenses:

Manufacturer	Product	Total # of Seats
Microsoft	Windows Server User Cals	85
	Server 2016	11
	Project Plan 3	6
	Office 365 Apps for Business	15
	Office 365 Business Standard	107
	Visio Plan 2	2
	Windows 10 Pro	125
	SQL Server 2014	2
	Microsoft 365 Audio Conferencing	1

Meraki	MX84-3Yr Firewall	1
	MX64-3Yr Firewall	2
	MR36-1Yr Wireless AP	8
	MS350-1Yr Network Switch	4

Luxion	KeyShot	1

Adobe	CreativeCloud	3
	Acrobat Pro DC	5
	Illustrator	1
	Framemaker	1

Altaro	VM Backup	9

Webroot	Secure Anywhere	100

Dessault	Solidworks Premium	8
	Solidworks Standard	19
	Solidworks Electrical Schematic 2D	8
	Solidworks Electrical 3D	6
	Solidworks Flow Simulation	1

	Solidworks Simulation	2
	Solidworks PDM Pro CAD Editor	21
	Solidworks PDM Pro Viewer 5 Pack	5
	Solidworks Composer 2019	1

Autodesk	CFD	1

ASQiT	vendor bank approval	1

Lanham Associates	e-receive\e-ship	1

Schedule V

List of Patents and Patent Applications

Code/Matter No.	Country	Serial Number	Application Date	Patent Number	Issue/ Grant Date	Expiration Date	Title	Assignee
WOR08-00006	Canada	2523653	10/17/2005	2523653	12/22/2009	10/17/2025	VEHICLE CHASSIS ASSEMBLY	Workhorse Group Inc.
WOR08-00007	United States	11/252,220	10/17/2005	7,717,464	05/18/2010	09/06/2026	Vehicle Chassis Assembly	Workhorse Group Inc.
WOR08-00008	United States	11/252,219	10/17/2005	7,559,578	07/14/2009	09/06/2026	Vehicle Chassis Assembly	Workhorse Group Inc.
WOR08-00009	United States	29/243,074	11/18/2005	D561,078	02/05/2008	02/05/2022	Vehicle Header	Workhorse Group Inc.
WOR08-00010	United States	29/243,129	11/18/2005	D561,079	02/05/2008	02/05/2022	Vehicle Header	Workhorse Group Inc.
WOR08-00011	United States	13/283,663	10/28/2011	8,541,915	09/24/2013	12/16/2031	DRIVE MODULE AND MANIFOLD FOR ELECTRIC MOTOR DRIVE ASSEMBLY	Workhorse Group Inc.
WOR08-00012	United States	14/606,497	01/27/2015	9,481,256	11/01/2016	05/03/2035	ONBOARD GENERATOR DRIVE SYSTEM FOR ELECTRIC VEHICLES	Workhorse Group Inc.
WOR08-00020	United States	15/915,144	03/08/2018	Abandoned for Failure to Respond to Office Action on June 17, 2019	Taft to attempt to revive.		PACKAGE DELIVERY BY MEANS OF AN AUTOMATED MULTI-COPTER UAS/UAV DISPATCHED FROM A CONVENTIONAL DELIVERY VEHICLE	Workhorse Group Inc.
WOR08-00013	United States	14/989,870	01/07/2016	9,915,956	03/13/2018	06/24/2036	PACKAGE DELIVERY BY MEANS OF AN AUTOMATED MULTI-COPTER UAS/UAV DISPATCHED FROM A CONVENTIONAL DELIVERY VEHICLE	Workhorse Group Inc.
WOR08-00001	United States	62/957,577	01/06/2020				SYSTEMS AND METHODS FOR MANUFACTURING LAND VEHICLES	Workhorse Group Inc.
WOR08-00002	United States	63/005,652	04/06/2020				FLYING VEHICLE SYSTEMS AND METHODS	Workhorse Group Inc.

WOR08-00004	United States	62/959,548	01/10/2020	ELECTRIC DELIVERY TRUCK CONTROL SYSTEM FOR ELECTRIC POWER MANAGEMENT	Workhorse Group Inc.
WOR08-00005	United States	29/719,591	01/06/2020	TRUCK	Workhorse Group Inc.
WOR08-00018	United States	63/038,456	06/12/2020	UAV DELIVERY CONTROL SYSTEM FOR UAV DELIVERY OF PACKAGES	Workhorse Group Inc.
WOR08-00022	Canada	19663	07/03/2020	TRUCK	Workhorse Group Inc.
WOR08-00023	China	20203035494243	07/06/2020	TRUCK	Workhorse Group Inc.
WOR08-00024	European Union	WIPO96104	07/05/2020	TRUCK	Workhorse Group Inc.
WOR08-00025	Japan	2020-013722	07/06/2020	TRUCK	Workhorse Group Inc.
WOR08-00026	Mexico	50792	07/06/2020	TRUCK	Workhorse Group Inc.
WOR08-00027	United States	16/934,906	07/21/2020	UAV DELIVERY CONTROL SYSTEM FOR UAV DELIVERY OF PACKAGES	Workhorse Group Inc.

Schedule VI

List of Trademarks and Trademark Applications

Code/Matter No.	Mark Name	Country	Current Owner	Application Number	Application Date	Registration Number	Registration Date	Classes	Goods
WOR08 00305	NOTHING OUTWORKS A WORKHORSE	Canada	Workhorse Motor Works Inc.	1,053,053	03/30/2000	601,870	02/11/2004	12, 28	Chassis, bodies and parts thereof for delivery trucks, recreational land vehicles, buses and other specialty motorized vehicles, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks, but specifically excluding utility cars for turf maintenance for use at golf courses, country clubs, municipalities, building complexes and large scale industrial complexes
WOR08 00309	WORKHORSE CUSTOM CHASSIS	Canada	Workhorse Motor Works Inc.	1,053,052	03/30/2000	601,775	02/10/2004	12, 28	Chassis, bodies and parts thereof for delivery trucks, recreational land vehicles, buses and other specialty motorized vehicles, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks, but specifically excluding utility cars for turf maintenance for use at golf courses, country clubs, municipalities, building complexes and large scale industrial complexes
WOR08 00311	Workhorse UFO and Logo	Canada	Workhorse Motor Works Inc.	1,328,215	12/14/2006	757,840	01/26/2010	12	Chassis and bodies for recreational vehicles
WOR08 00307	WORKHORSE	Canada	Workhorse Motor Works Inc.	1,468,395	02/04/2010	783,257	11/23/2010	12	Chassis, bodies, and parts thereof, for recreational land vehicles, buses and trucks

WOR08 00313	WORKHORSE	Mexico	Workhorse Group Inc.	2418508	09/09/2020			12	Vehicles and drones being part of package delivery systems, vehicles, drones, helicopters, trucks, vans, and aircrafts.
WOR08 00204	WORKHORSE CUSTOM CHASSIS	United States	Workhorse Group Inc.	75/816,152	10/05/1999	2,413,878	12/19/2000	12	Chassis, bodies, and parts thereof, for recreational land vehicles, buses [ and specialized trucks, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks ]
WOR08 00206	WORKHORSE	United States	Workhorse Group Inc.	88/943,288	06/02/2020			12	Package delivery systems comprised of vehicles, drones, remote controllers for drones and related operational software, all sold as a unit; drones; helicopters; trucks; vans; aircrafts.
WOR08 00205		United States	Workhorse Group Inc.	88/943,281	06/02/2020			12	Package delivery systems comprised of vehicles, drones, remote controllers for drones and related operational software, all sold as a unit; drones; helicopters; trucks; vans; aircrafts.
WOR08 00200	HORSEFLY	United States	Workhorse Group Inc.	87/770,725	01/25/2018	6,037,625	04/21/2020	12	Package delivery systems consisting primarily of civilian drones.

WOR08 00203	WORKHORSE	United States	Workhorse Group Inc.	78/571,788	2/21/2005	3,214,777	03/06/2007	12	Chassis, bodies, and parts thereof, for recreational land vehicles, buses and trucks

WOR08 00301	HORSEFLY	Canada	Workhorse Group Inc.	1909131	07/12/2018			12	Package delivery systems consisting primarily of civilian drones
WOR08 00302	HORSEFLY	China P.R.	Workhorse Group Inc.	32402121	7/23/2018	32402121	04/21/2019	12	Package delivery systems consisting primarily of civilian drones
WOR08 00303	HORSEFLY	European Union	Workhorse Group Inc.	017930054	07/13/2018		11/27/2018	12, 39	Package delivery systems consisting primarily of civilian drones; drones
									Vehicle leasing services; leasing of land vehicles (delivery trucks); leasing of drones
WOR08 00304	HORSEFLY	Mexico	Workhorse Group Inc.	2075312	07/16/2018	1983272	03/26/2019	12	Package delivery systems consisting primarily of civilian drones

Schedule VII

Depositary Accounts

Account Name	Account Number	Account Description	Financial Institution	Financial Institution Address
Corporate Business Account	40-0712-9788	Checking Account	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249
Premium Business Money Market	41-0284-5707	Sweep Account	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249
Premium Business Money Market	41-3019-0699	Money Market	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249

Schedule VIII

List of Commercial Tort Claims
None.

Schedule IX

List of Interests in Real Property

Complete Street and Mailing Address, including County and Zip Code	Interest	Company/Subsidiary
119 Northeast Drive, Loveland, Ohio 45140	Leasehold	Workhorse Group Inc.
940 IN-32, Union City, Indiana 47390	Leasehold	Workhorse Group Inc.
100 Commerce Drive, Loveland, Ohio 45140	Leasehold	Workhorse Group Inc.

Workhorse Motor Works Inc. owns the 940 IN-32 property
Workhorse Properties Inc. owns the 100 Commerce Dr. property

Schedule X

List of Titled Equipment

Year	Make	Model	Vehicle ID#
2011	Chevrolet Silverado	C3500	1GC5CZCG2BZ132623
1999	Workhorse P30		5B4HP32R8X3308074
2017	Chevrolet Silverado	1500	1GCVKNEH0HZ139161
2018	Chevrolet Silverado	3500	1GC4KYCY1JF110811
2015	Workhorse W-88	Alpha	452521
2015	Workhorse W-88	Alpha	452522
2015	Workhorse W-88	Alpha	452523
2015	Workhorse W-88	Alpha	452524
2015	Workhorse W-88	Alpha	452525
2005	Workhorse P-42		5B4HP42P753403324

Exhibit A

SUBJECT SECURITIES

Pledged Entity	Pledgor	Percentage of Ownership	Shares	Certificate Number(s)
Workhorse Technologies Inc.	Workhorse Group Inc.	100%	1,000	WT-001
Workhorse Motor Works Inc	Workhorse Group Inc.	100%	200	WMW-001
Workhorse Properties Inc.	Workhorse Group Inc.	100%	1,000	WP-001
Certus Unmanned Aerial Systems LLC	Workhorse Group Inc.	50%	50,000	Uncertificated